UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 18, 2010

BLACKROCK KELSO CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33559	20-2725151
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

40 East 52nd Street
New York, NY 10022
(Address of principal executive offices)

(212) 810-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________________________________

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The Company announced today that it estimates it will report net asset value per share as of September 30, 2010 in the range of $9.70 to $9.90 and net investment income per share for the three months ended September 30, 2010 in the range of $0.24 to $0.28.  Income the Company receives from origination, structuring, closing, commitment and other upfront fees associated with investments in portfolio companies is generally treated as taxable income when received and accordingly, generally distributed to stockholders.  For financial reporting purposes, such fees are recorded as unearned income and accreted/amortized over the life of the respective investment.  The Company estimates that it will report such fees in the amount of approximately $4.8 million or $0.07 per share for the three months ended September 30, 2010.  Furthermore, the Company estimates it will report that during the three months ended September 30, 2010, it invested approximately $177 million across new and existing portfolio companies or approximately $77 million net of proceeds from securities sold and exited.

The above estimates are based on management’s preliminary determinations and have not yet been approved by the Company’s Board of Directors.

The estimates furnished above are provided for informational purposes only and are based on management’s preliminary determinations only. As a result, the Company’s reported information when it files its Quarterly Report on Form 10-Q for the three months ended September 30, 2010 may differ, and any such differences may be material.  The Company's Board of Directors, which retains the ultimate authority for valuing all assets, may reach a different conclusion than these estimates.  In addition, the information furnished above does not include all of the information regarding the Company’s financial condition and results of operations for the three months ended September 30, 2010 that may be important to readers.  As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of the Company’s full third quarter results when such results are disclosed by the Company in its Quarterly Report on Form 10-Q for the three months ended September 30, 2010.  The information furnished above is based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, such information.  In addition, the Company’s net asset value and results of operations subsequent to September 30, 2010 may be affected by, among other things, the operating performance of its portfolio companies, market conditions and other factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK KELSO CAPITAL CORPORATION

Date: October 18, 2010	By:	/s/ Frank D. Gordon
		Name:	Frank D. Gordon
		Title:	Chief Financial Officer